Exhibit 4.1

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IRON MOUNTAIN INCORPORATED, as Issuer,

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.,

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.,

IRON MOUNTAIN GLOBAL, LLC,

COMAC, INC.,

IRON MOUNTAIN GLOBAL, INC.,

MOUNTAIN REAL ESTATE ASSETS, INC.,

IRON MOUNTAIN STATUTORY TRUST - 1998,

IRON MOUNTAIN STATUTORY TRUST - 1999,

IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED,

MOUNTAIN RESERVE III, INC.,

NETTLEBED ACQUISITION CORP., and

TREELINE SERVICES CORPORATION,

as Guarantors

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of July 24, 2006

$150,000,000

8-1/4% Senior Subordinated Notes due 2011

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SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated and effective as of July 24, 2006, among Iron Mountain Incorporated, a Delaware corporation (the “Company”), as the Issuer, Iron Mountain Information Management, Inc., a Delaware corporation, Iron Mountain Intellectual Property Management, Inc. (f/k/a DSI Technology Escrow Services, Inc.), a Delaware corporation, Iron Mountain Global, LLC, a Delaware limited liability company, COMAC, Inc., a Delaware corporation, Iron Mountain Global, Inc., a Delaware corporation, Mountain Real Estate Assets, Inc., a Delaware corporation, Iron Mountain Statutory Trust - 1998, a Connecticut statutory trust, Iron Mountain Statutory Trust - 1999, a Connecticut statutory trust, Iron Mountain Government Services Incorporated (f/k/a Mountain Reserve II, Inc.), a Delaware corporation, Mountain Reserve III, Inc., a Delaware corporation, Nettlebed Acquisition Corp., a Delaware corporation, and Treeline Services Corporation (f/k/a Mountain Reserve I, Inc.), a Delaware corporation (collectively, the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company, certain Subsidiaries of the Company and the Trustee are parties to an Indenture dated as of April 26, 1999 (as supplemented and in effect on the date hereof, the “Indenture”), relating to the Company’s 8-1/4% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Company, in accordance with Section 9.02 of the Indenture and in connection with an Offer to Purchase and Consent Solicitation dated July 11, 2006, sought and received the consent of the holders of a majority in principal amount of the Notes with regard to certain proposed amendments to the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Amendments

1.1          DELETION OF CERTAIN COVENANTS. The following Sections are hereby deleted from the Indenture in their entirety and shall be of no further force or effect: (i) Section 4.03 – Reports; (ii) Section 4.07 – Restricted Payments; (iii) Section 4.08 – Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; (iv) Section 4.09 – Incurrence of Indebtedness and Issuance of Preferred Stock; (v) Section 4.10 – Asset Sales; (vi) Section 4.11 – Transactions with Affiliates; (vii) Section 4.12 – Liens; (viii) Section 4.14 – Offer to Purchase upon Change of Control; (ix) Section 4.16 – Certain Senior Subordinated Debt; (x) Section 4.18 – Limitation on Sale and Leaseback Transactions; (xi) Section 5.01 – Merger, Consolidation, or Sale of Assets; and (xii) Section 5.02 – Successor Corporation Substituted.

1.2          CONTINUATION OF OBLIGATIONS. The obligations of the Company and the Guarantors under the Indenture remain in full force and effect (except as set forth in Section 1.1 hereof).

ARTICLE II

Miscellaneous

2.1          CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.2          COUNTERPARTS. This Supplemental Indenture may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

2.3          SEVERABILITY. In the event that any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.4          HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction hereof.

2.5          SUCCESSORS AND ASSIGNS. Any covenant and agreement in this Supplemental Indenture by the Company shall bind their successors and assigns, whether so expressed or not.

2.6          NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

2.7          EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.8          TRUSTEE. The Trustee accepts the modifications of the Trust effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

2.9          INDEMNIFICATION OF TRUSTEE. The Company agrees to indemnify the Trustee and to hold the Trustee harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and court costs) at any time asserted against or incurred by the Trustee by reason of, arising out of or in connection with the execution of this Supplemental Indenture, except for the Trustee’s own negligent action, its own negligent failure to act, or its own willful misconduct.

2.10       EFFECTIVE DATE. This Supplemental Indenture and the amendments to the Indenture set forth in Section 1.1 hereof shall be effective immediately upon execution by the Company and delivery to and execution by the Trustee of this Supplemental Indenture. The amendments shall not become operative until such date as the Company delivers an Officers’ Certificate stating that the conditions to the Tender Offer and Consent Solicitation, as set forth in the Company’s Offer to Purchase and Consent Solicitation Stated dated July 11, 2006, have been satisfied or waived.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

IRON MOUNTAIN INCORPORATED

By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

GUARANTORS

IRON MOUNTAIN INFORMATION

MANAGEMENT, INC.

COMAC, INC.,

IRON MOUNTAIN INTELLECTUAL

PROPERTY MANAGEMENT, INC.,

IRON MOUNTAIN GLOBAL, INC.,

MOUNTAIN REAL ESTATE ASSETS, INC.,

IRON MOUNTAIN GOVERNMENT SERVICES

INCORPORATED,

MOUNTAIN RESERVE III, INC.,

NETTLEBED ACQUISITION CORP., and

TREELINE SERVICES CORPORATION

By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

IRON MOUNTAIN GLOBAL, LLC By: IRON MOUNTAIN GLOBAL, INC., its Sole Member

By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

[Signature Pages to Supplemental Indenture 1999]

IRON MOUNTAIN STATUTORY TRUST - 1998

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended

By: /s/ Timothy A. Donmoyer
Name: Timothy A. Donmoyer
Title: Vice President

IRON MOUNTAIN STATUTORY TRUST - 1999

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended

By: /s/ Timothy A. Donmoyer
Name: Timothy A. Donmoyer
Title: Vice President

[Signature Pages to Supplemental Indenture 1999]

TRUSTEE

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: /s/ Chi C. Ma
Name: Chi C. Ma
Title: Vice President

[Signature Pages to Supplemental Indenture 1999]